Exhibit 99.1

OCEAN POWER TECHNOLOGIES HIGHLIGHTS MARINE ENERGY LEADERSHIP IN TESTIMONY BEFORE NEW JERSEY LEGISLATURE

From Innovation to Policy: OPT Leverages Proven Marine Energy Track Record to Help Shape the Future

MONROE TOWNSHIP, N.J., August 14, 2025 — Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative, low-carbon offshore power, data, and service solutions, today announced its participation in a joint hearing of the New Jersey Assembly Environment, Natural Resources, and Solid Waste Committee and the Senate Environment and Energy Committee. The session brought together invited speakers to discuss tidal and wave energy, advanced marine technologies, and the role of the state in fostering renewable innovation.

Testifying before state lawmakers, OPT President and CEO Philipp Stratmann underscored the state’s opportunity to lead the emerging U.S. marine energy sector. He highlighted how OPT’s proprietary PowerBuoy® systems and WAM-V® autonomous surface vehicles deliver persistent clean energy, environmental monitoring, and maritime domain awareness for customers worldwide, and how New Jersey’s talent, coastline, and industrial base could anchor a global leadership position if supported by targeted policy measures.

Stratmann underscored OPT’s leadership and vision by reference to its most recent milestone: the successful installation of an AI-capable Merrows™ PowerBuoy® for the Naval Postgraduate School in Monterey Bay. The system integrates AT&T® 5G technology with advanced subsea sensors to provide continuous monitoring and real-time data for defense, power and environmental applications. “This deployment shows exactly what’s possible when cutting-edge marine energy meets mission-critical needs,” Stratmann said.

“New Jersey has the assets and expertise to be the nation’s hub for marine energy,” said Stratmann. “With clear test sites, streamlined permitting, and active state advocacy in federal arenas, we can drive innovation, create high-value jobs, and enhance both climate resilience and national security, all from our own coastline.”

In his testimony, Stratmann called on lawmakers to accelerate action by fostering industry collaboration, enabling real-world testing within state waters, and positioning New Jersey companies in national energy and defense conversations.

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continuing successful operations of the AI capable Merrows™ PowerBuoy®, success with the Naval Postgraduate School buoy in Monterey Bay, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com